                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                                  A.P.S., INC.
                   11 7/8% SENIOR SUBORDINATED NOTES DUE 2006

    This form, or one substantially equivalent hereto, must be used by a holder of the 11 7/8% Senior Subordinated Notes Due 2006 (the "Existing Notes") of A.P.S., Inc. ("APS") who wishes to tender Existing Notes to The Bank of New York, as Exchange Agent (the "Exchange Agent") pursuant to the guaranteed delivery procedures described in "The Exchange Offer--How to Tender" of the Prospectus, dated June 13, 1996 (the "Prospectus"), relating to the offer by APS to exchange its 11 7/8% Senior Subordinated Notes Due 2006 that have been registered pursuant to the Securities Act of 1933 for Existing Notes and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

                                     The Bank of New York
  BY REGISTERED OR CERTIFIED    FACSIMILE TRANSMISSION NUMBER:   BY HAND/OVERNIGHT DELIVERY:
            MAIL:                       (212)571-3080
   101 Barclay Street - 7E        (For Eligible Institutions          101 Barclay Street
   New York, New York 10286                 Only)                  Corporate Trust Services
 Attn: Reorganization Section       Confirm by Telephone:                   Window
                                        (212) 815-2742                   Ground Level
                                                                   New York, New York 10286
                                                                 Attn: Reorganization Section
                                    For Information Call:
                                        (212)815-6333

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders to A.P.S., Inc., upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Existing Notes listed below:

                                                                       PRINCIPAL AMOUNT OF
      CERTIFICATE NUMBER(S)(IF KNOWN)                                     EXISTING NOTES
            OF EXISTING NOTES OR               AGGREGATE PRINCIPAL           TENDERED
 ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY      AMOUNT REPRESENTED      IF LESS THAN ALL*

* Unless otherwise indicated, the holder will be deemed to have tendered the full  aggregate principal  amount represented by such Existing Notes.  Partial tenders of Existing Notes may be made only if (i) the principal amount tendered is equal to $1,000 or an integral multiple thereof and (ii) the remaining  untendered portion is in a  principal amount of $250,000  or any integral multiple of $1,000 in excess thereof.

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    All  authority herein conferred or agreed  to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
- --------------------------------------------------------------------------------
                                   SIGN HERE

NAME OF REGISTERED OR ACTING HOLDER: ___________________________________________

SIGNATURE(S): __________________________________________________________________

NAME(S) (PLEASE PRINT): ________________________________________________________

Address: _______________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchange Medallion Program (SEMP), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or a manually signed facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or timely confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer--How to Tender" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

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
                                   SIGN HERE
 Name of firm: ________________________________________________________________
 Authorized Signature: ________________________________________________________
 Name (PLEASE PRINT): _________________________________________________________
 Address: _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
 Telephone Number: ____________________________________________________________
 Date: ________________________________________________________________________

DO NOT SEND EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

    2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

    3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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